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                                                                    EXHIBIT 3.81


                            ARTICLES OF INCORPORATION
                                       OF
                      OAK HILL HOME OF REST AND CARE, INC.


                  In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A. D. 1933, P. L 364, as amended, the undersigned, all of whom are of full age end at least two-thirds of whom are citizens of the United States or its territories or possessions, desiring that they may be incorporated as a business corporation, do hereby certify:

                  1. The name of the corporation is: Oak Hill Home of Rest and Care, Inc.

                  2. The location and post office address of its initial registered office in this Commonwealth is:


           R. D. #7                                                  Greensburg,                 Westmoreland
----------------------------------------------------------------------------------------------------------------
            Number                        Street                        City                        County

                  3. The purpose or purposes of the corporation are:

                  To own and operate a nursing and convalescence home and provide all the services necessary and incidental thereto.

                  4. The term of its existence is Perpetual.

                  5. The aggregate number of shares which the corporation shall have authority to issue is 25,000 shares with a par value of $1 per share

                  6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:

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
             NAME                                       ADDRESS
                                         (INCLUDING STREET AND NUMBER, IF ANY)
George J. Kucenic                         R. D. #7, Greensburg, Pennsylvania
Doris C. Kucenic                          R. D. #7, Greensburg, Pennsylvania
Paula K. Fox                              R. D. #7, Greensburg, Pennsylvania

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                  7. The names and addresses of each of the Incorporators and the number and class of shares subscribed by each are:

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

               NAME                                       ADDRESS                                 NUMBER AND
                                           (INCLUDING STREET AND NUMBER, IF ANY)               CLASS OF SHARES
Emmett C. Boyle, Jr.                 15 East Otterman Street, Greensburg, Pa.                     1 - common
Richard A. Harwick                   15 East Otterman Street, Greensburg, Pa.                     1 - common
William C. Stillwagon                15 East Otterman Street, Greensburg, Pa.                     1 - common

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